Exhibit 33

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated February 22, 2012 (file number 333-179610) of our report dated July 30, 2012 with respect to the audited financial statements of Mass Megawatts Wind Power Inc. for the year ended April 30, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

December 7, 2012